EXHIBIT 23.1

                       Letterhead of Watts & Scobie, CPAs

                                  July 3, 2003

Green Power Energy Holdings Corp.
3212 Wickford Drive
Wilmington, North Carolina 28409

Gentlemen:

Watts & Scobie, CPAs consent to the filing of its audit report dated June 20, 2003 in the current filing of Form 8-K/A for the Company.

                                                            Sincerely yours,

                                                            WATTS & SCOBIE, CPAs

                                                             /s/ David E. Scobie
                                                            --------------------
                                                            David E. Scobie, CPA
                                                            artner